CONSULTING AGREEMENT

                  AGREEMENT, entered into as of this 1st day of October, 2000, by and between MERIDIAN USA HOLDINGS, INC., a Florida corporation, with its principal place of business located at 3350 N.W. 2nd Avenue, Suite A-28, Boca Raton, FL 33431 ("Company") and ESSEX CONSULTING CORP., a Florida corporation with its principal place of business located at 1818 Sheridan Street, Suite 210, Hollywood, FL 3020 ("Consultant").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Consultant has provided valuable services to the Company and its subsidiaries in the past; and

                  WHEREAS, in recognition of these services and to avail itself of Consultant's services in the future, the Company desires to engage Consultant as a consultant pursuant to the terms and conditions set forth herein; and

                  WHEREAS,   Consultant  agrees  to  accept  the  engagement  as
Consultant.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties agree as follows:

1. ENGAGEMENT. The Company hereby engages Consultant and Consultant hereby accepts engagement as a consultant to the Company on the terms and conditions set forth herein. Consultant shall provide such time and effort in the performance of his duties hereunder as may be deemed reasonably necessary by him to perform the duties described below.

2.       CONSULTANT'S DUTIES.

        a)       Consultant will perform the following services for the Company:

                (i) Consultant will use his experience and knowledge to assist the Company in sales and marketing of all its products and the growth and development of its business.

                (ii) Consultant will provide advice and consultation in the areas of corporate finance and strategic planning.

                (iii) Consultant  will assist in any other area that the Company requires from time to time.

        b) All work performed by Consultant pursuant to this Agreement shall be of the highest professional standards and shall be performed to the Company's reasonable satisfaction. The Company may, in its sole and absolute discretion, choose to implement any or all of Consultant's opinions, suggestions or recommendations, or decline to implement same.

3. INDEPENDENT CONTRACTOR RELATIONSHIP. This Agreement is intended to establish an independent contractor relationship between the Company and Consultant, and all of its terms shall be interpreted in light of that intention.

4. TERM OF AGREEMENT. The term of this Agreement shall be for a period of five (5) years commencing from the date of this Agreement.

5.       TERMINATION.

        a) This Agreement may be terminated by Consultant for cause upon thirty (30) days prior written notice to the Company.

        b) This Agreement may be terminated by the Company for cause upon written notice to Consultant.

        c) For purposes of this Agreement, "cause" shall mean any of the following events:

                (i) A material breach of any provision of this Agreement by Company or Consultant;

                (ii)       Disability   of   the   principal  representative  of

                           Consultant performing services for the Company such that he is unable to fulfill the obligations of this Agreement for a period of ninety (90) consecutive days;

                (iii) Death of the principal representative of Consultant performing services for the Company.

                (iv) Dishonesty in the performance of Consultant's duties of a material nature adversely affecting the Company;

                (v)        An act or acts by Consultant resulting in:

                        (1) conviction of a Consultant for a felony or a plea of guilty or no contest to any felony; or

                        (2) any formal finding by a judicial regulatory or self-regulatory body that Consultant has engaged in conduct involving, or has entered into a consent decree as a result of allegations involving, any violation of the securities or commodities laws of the United States, or any state thereof (or, if located abroad, any foreign jurisdiction) or any regulation promulgated thereunder;

                (vi)      Intentional   engagement  by  Consultant  in   conduct
                          materially injurious to the Company or its affiliates, including, but not limited to breaches of trust;

                (vii)     Any         intentional,     willful    or    reckless
                          misappropriation  or misuse  by   Consultant   of  any
                          confidential or proprietary information of the Company or its affiliates for his personal gain or that of others; or

                (viii)    Misappropriation   of  corporate funds  materially and
                          adversely  affecting  the   financial condition of the
                          Company.

        d) If, during the term of this agreement, a controlling interest in the Company is acquired by an unaffiliated third party through a merger, acquisition, or otherwise, this Agreement shall automatically terminate on the closing date of such acquisition. For purposes of this paragraph, a "controlling interest" shall mean the power, through stock ownership,agency, or otherwise, or in connection with an agreement or understanding with one or more other persons by or through stock ownership, agency, or otherwise, to control the business and affairs of the Company.

        e) In the event the Company terminates this Agreement for "cause" as defined above, or this Agreement is terminated pursuant to paragraph 5(d), the Company shall have no further obligation to Consultant, other than payment of compensation earned through the date of termination.

6.       COMPENSATION.  Company will pay Consultant compensation as follows:

        a) Upon signing this Agreement, the Company shall pay Consultant the sum of $100,000.

        b) Provided that Consultant satisfactorily performs its obligations hereunder, the Company shall pay Consultant a monthly consulting fee of $4,166.67 payable on the first day of each month during the term hereof.

7. CONFIDENTIALITY. During the term of this Agreement and thereafter, Consultant agrees that he will not disclose, confirm, furnish or make available any secret or confidential knowledge or information with respect to the business, or other affairs, assets, operations, plans or know-how of the Company or its subsidiaries or affiliates, including, but not limited to, data, materials, technology, business plans, marketing plans, financial information, customer lists, suppliers, products and other information disclosed or submitted, orally, in writing, or by any other media, to anyone without the prior written consent of the Company, and shall hold any such information in trust solely for the benefit and use of the Company.

8. WAIVER. The failure of either party to exercise any power given to it hereunder, or to insist upon strict compliance by the other party with any obligation or condition hereunder, or any waiver of a breach of any provision, or any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver of future enforcement of such provision nor a waiver of the right to demand exact compliance with all terms of this Agreement.

9. ASSIGNMENT. This Agreement may not be transferred or assigned by the Company or Consultant, voluntarily or by operation of law. Any attempted transfer shall be void and a material breach of this Agreement.

10. MODIFICATION. No amendment, modification or waiver of this Agreement shall be valid unless in writing and signed by all parties hereto.

11. SEVERABILITY. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court of competent jurisdiction to be void or unenforceable in whole or in part, such adjudication shall be not be deemed to affect the validity of the remainder of the Agreement. Each provision, paragraph and subparagraph hereof is declared to be separable from every other provision, paragraph and subparagraph, and constitutes a separate and distinct covenant. If any provision of this Agreement is found to be invalid because it is unreasonably restrictive, the parties agree that such lesser restriction which is valid shall be substituted for the invalid provision.

12. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Agreement supercedes any and all other agreements, whether oral or in writing, between and among Consultant and the Company and any of its subsidiaries or affiliates.

13. LEGAL COUNSEL. All parties to this Agreement represent that they have had adequate opportunity to consult with counsel selected by each of them regarding the negotiations and execution of this Agreement, or have waived the benefit of such counsel.

14. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Florida applicable to agreements made and performed wholly in the State of Florida.

15. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given within seventy-two (72) hours after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to each party at the addresses listed at the end of this Agreement, or to such changed address as may be fixed by written notice in the same manner as notice is to be given.

16. CAPTIONS, HEADINGS AND PARAGRAPH TITLES. All captions, headings and paragraph titles of this Agreement are for convenience only and shall not to be otherwise used for interpretation or definition of any of the provisions hereof.

17. EFFECTIVE DATE. This Agreement shall become binding and effective upon the execution by the respective parties hereto.

18. ATTORNEYS' FEES. In the event of any litigation between the parties with respect to the enforcement of this Agreement, the prevailing party in such litigation, as determined by the Court, shall be entitled to recover, in addition to any damages to which it or he is entitled, the attorneys' fees and expenses incurred by the prevailing party in such litigation.

19. CORPORATE AUTHORITY. The execution and delivery of this Agreement by the Company and Consultant, and the performance of the obligations hereunder, shall be duly authorized by all necessary corporate action.

20. SURVIVAL. The provisions of paragraphs 7, 14 and 18 of this Agreement shall survive the expiration or earlier termination of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


MERIDIAN USA HOLDINGS, INC.                      ESSEX CONSULTING CORP


By:      /s/Alan Posner                          /s/Jeffery H. Weinstein
         Name:  Alan Posner                      Name:.Jeffery H. Weinstein
         Title:   Chief Executive Officer        Title: Vice President

         Address:                                Address:

         3350 N.W. 2nd Avenue                    1818 Sheridan Street, Suite 210
         Suite A-28                              Hollywood, Florida 33020
         Boca Raton, Florida 33431